Exhibit 99

                               Press Release

                                   Dated

                             December 12, 2001




















                                PRESS RELEASE



Today's date: December 12, 2001         Contact: Bill W. Taylor
Release date: Immediately               Exec. Vice President, C.F.O.
                                        903-586-9861



               JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                               OF CASH DIVIDEND
                            (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on December 11, 2001, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on January 11, 2002, to stockholders of record at close of business on December 31, 2001.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through eight branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of September 30, 2001, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $351.0 million, liabilities of $315.0 million and stockholder's equity of $36.0 million.